UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

DENNY’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 East Main Street
Spartanburg, South Carolina	29319-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 597-8000

Not Applicable

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Introduction

On November 3, 2025, Denny’s Corporation, a Delaware corporation (the “Company”), announced that it had entered into a definitive agreement, as more fully described under “Merger Agreement,” to be acquired by Sparkle Topco Corp., a Delaware corporation (“Buyer”), which is controlled by funds managed by affiliates of TriArtisan Capital Advisors LLC.

Merger Agreement

On November 3, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Buyer and Sparkle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”).

The Merger

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof and in accordance with Section 251 of the General Corporation Law of the State of Delaware (“DGCL”), Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease, the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”), and the Surviving Corporation shall become a wholly owned subsidiary of Buyer. After the Merger, the Company will cease to be publicly traded.

Subject to the provisions of the Merger Agreement, as promptly as reasonably practicable on the closing of the Merger or at such other date and time as the Company and Merger Sub may agree upon in writing, the Company shall file a Certificate of Merger with respect to the Merger as contemplated by Section 251 of the DGCL, together with any required related certificates, filings or recordings, with the Secretary of State of the State of Delaware, such Merger to become effective upon the filing of the Certificate of Merger or at such later date and time as the parties may agree upon (the time when the Merger becomes effective, the “Effective Time”).

The board of directors of the Company (the “Company Board”) has unanimously, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into the Merger Agreement; (ii) approved and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained in the Merger Agreement; (iii) resolved that the Merger Agreement and the Merger be governed by Section 251 of the DGCL; (iv) resolved to recommend that the Company’s stockholders adopt the Merger Agreement; and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption at the Company Stockholders’ Meeting (as defined below).

Merger Consideration

At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Sub, the Company or the holders of any of the following securities: (i) each share of common stock of the Company (“Company Shares”) issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled in accordance with the terms of the Merger Agreement and shares owned by holders that have exercised their appraisal rights under the DGCL, shall be converted into the right to receive cash in an amount equal to $6.25, without interest (the “Merger Consideration”), less any applicable withholding tax, payable to the holder in accordance with the terms of the Merger Agreement, (ii) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and (iii) all Company Shares that are owned, directly by the Company (or any wholly owned subsidiary of the Company), Buyer, Merger Sub or any of their respective affiliates (in each case, to the extent applicable) immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange for such cancellation or retirement. From and after the Effective Time, all Company Shares converted into the right to receive the Merger Consideration shall cease to be outstanding and shall automatically be cancelled and cease to exist.

Treatment of Equity Awards

The Merger Agreement provides that, effective as of immediately prior to the Effective Time, (i) each outstanding award of restricted stock units (including deferred stock units) with respect to Company Shares issued under the Company’s Equity Plans (the “Company Equity Plans”) subject to vesting or forfeiture based solely on criteria related to continued service or employment (each, a “Company RSU Award”) will, by virtue of the Merger, automatically and without any action on the part of the Company, Buyer or the holder thereof, be cancelled and terminated and converted into the right of the holder of the Company RSU Award to receive from the Surviving Corporation an amount in cash (without interest and subject to applicable withholding taxes), equal to the product of (A) the aggregate number of Company Shares underlying such Company RSU Award, multiplied by (B) the Merger Consideration, and (ii) each outstanding award of restricted stock units with respect to Company Shares issued under the Company Equity Plans that is subject to conditions of vesting or forfeiture that are based on performance criteria (each, a “Company PSU Award”) will, by virtue of the Merger, automatically and without any action on the part of the Company, Buyer or the holder thereof, be cancelled and terminated and converted into the right of the holder of the Company PSU Award to receive from the Surviving Corporation an amount in cash (without interest and subject to applicable withholding taxes), equal to the product of (A) the aggregate number of Company Shares underlying such Company PSU Award (with such number of Company Shares determined in accordance with the terms of the applicable award agreement pursuant to which such Company PSU Award was granted (and without discretionary adjustment by the Company Board (or a committee thereof))), multiplied by (B) the Merger Consideration. Any Company PSU Award that is unvested as of immediately prior to the Effective Time in accordance with the terms of the applicable award agreement pursuant to which it was granted will automatically be cancelled without further action and for no consideration.

Representations, Warranties and Covenants

The Merger Agreement contains representations, warranties and covenants by the parties customary for a transaction of this nature. Among other things, during the period between the execution of the Merger Agreement and the earlier of the consummation of the Merger or termination of the Merger Agreement, the Company has agreed to conduct its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed not to (i) solicit proposals relating to alternative competing transactions, (ii) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any proposal or offer that constitutes, or would reasonably be expected to result in or lead to, an offer or proposal for an alternative competing transaction, (iii) execute or enter into an agreement or arrangement for, relating to or that would reasonably be expected to result in or lead to a proposal or offer for an alternative competing transaction, or (iv) authorize any of, or commit, resolve or agree to do any of the foregoing.

Notwithstanding the foregoing customary “no-shop” restrictions, under specified circumstances the Company Board may, prior to receipt of the Company Stockholder Approval (as defined in the Merger Agreement), (x) change its recommendation of the transaction or (y) cause the Company to terminate the Merger Agreement to accept a Superior Company Proposal (as defined in the Merger Agreement), in either case upon a determination by the Company Board that the failure to take such action would be inconsistent with its fiduciary duties and, with respect to clause (y), upon payment of the Company termination fee described below. Under specified circumstances and subject to the provisions set forth in the Merger Agreement, the Company Board may also change its recommendation of the transaction prior to receipt of the Company Stockholder Approval in response to a Company Intervening Event (as defined in the Merger Agreement) upon a determination by the Company Board that the failure to take such action would be inconsistent with its fiduciary duties.

Concurrently with the execution of the Merger Agreement, Buyer has delivered to the Company an equity commitment letter (the “Equity Commitment Letter”) from TriArtisan Capital Advisors LLC (such entity, in such capacity, the “Investor”) which, subject to the conditions contained in such Equity Commitment Letter, the Investor will commit an amount of equity financing to Buyer equal to $220 million to enable Buyer to consummate the Merger (the “Equity Commitment”). The Equity Commitment Letter provides, and will continue to provide, that the Company is a third party beneficiary thereof as set forth therein. In connection with the Equity Commitment Letter, the Investor and each of certain other parties (the “Additional Investors”) will enter into an Interim Investors Agreement (the “Interim Investors Agreement”) whereby the Additional Investors will commit to the Investor to fund their respective portions of the Equity Commitment.

Concurrently with the execution of the Merger Agreement, Buyer has delivered to the Company debt commitment letters and related fee letters referenced therein (all such letters collectively, the “Debt Commitment Letter”) from the Debt Financing Sources (as defined in the Merger Agreement), pursuant to which, on the terms and subject only to the conditions contained in such Debt Commitment Letter, the Debt Financing Sources have committed to provide an aggregate amount of secured debt financing to a wholly owned indirect subsidiary of Buyer, equal to $335 million, consisting of (i) a $300 million term loan facility and (ii) a $35 million revolving credit facility, a portion of which will be used to pay the Merger Consideration, related fees, costs and expenses and Payoff Indebtedness (as defined in the Merger Agreement).

Concurrently with the execution of the Merger Agreement, Buyer has delivered to the Company a limited guarantee (the “Limited Guarantee”) from the Investor (such entity, in such capacity, the “Guarantor”) which, subject to the conditions contained in such Limited Guarantee, the Guarantor guarantees certain obligations of Buyer and Merger Sub under the Merger Agreement. In connection with the Limited Guarantee, the Additional Investors will also commit under the Interim Investors Agreement to the Investor to guarantee their respective portions of the obligations of Buyer and Merger Sub under the Merger Agreement.

Concurrently with the execution of the Merger Agreement, Buyer or Merger Sub has delivered to the Company a sale/leaseback purchase and sale agreement pursuant to which Buyer or Merger Sub (or an affiliate of either) agree to convey to and immediately lease back from the sale/leaseback purchaser thereunder certain real property of the Company contemporaneous with the transactions contemplated by the Merger Agreement.

As promptly as reasonably practicable after the execution of the Merger Agreement (and in any event no later than ten (10) business days after the date of the Merger Agreement), the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”), in preliminary form, relating to the Company Stockholders’ Meeting (as defined below), which shall include a statement to the effect that the Company Board has recommended that the holders of Company Shares vote in favor of adoption of the Merger Agreement at the Company Stockholders’ Meeting. The Company shall take all actions required under the DGCL and the certificate of incorporation and bylaws of the Company to duly call, give notice of, convene and hold a meeting of its stockholders promptly, and in any event by the earlier of the tenth (10th) day after the preliminary Proxy Statement is filed with the SEC (if the SEC has not informed the Company that it will review the Proxy Statement) and the date on which the SEC confirms that it has no further comments on the Proxy Statement, for the purpose of obtaining approval of the stockholders of the Company (the “Company Stockholders’ Meeting”).

Conditions to the Merger

The consummation of the Merger is subject to certain closing conditions, including but not limited to (a) receipt of the Company Stockholder Approval, (b) any waiting period (and any extension thereof) applicable to the Merger and the other transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder have terminated or expired, (c) no law or governmental order prohibits, restrains, enjoins or makes illegal the consummation of the Merger or any of the transactions contemplated thereby, and (d) the Merger Agreement shall not have been terminated. Each of Buyer’s, Merger Sub’s, and the Company’s obligation to consummate the Merger is also subject to certain additional conditions, including (i) subject to specific materiality standards, the accuracy of the representations and warranties of the other party or parties, (ii) performance in all material respects by the other party or parties of its or their obligations under the Merger Agreement and (iii) with respect to Buyer’s and Merger Sub’s obligations to consummate the Merger, the absence of a material adverse effect with respect to the Company.

Termination

The Merger Agreement also contains certain termination provisions for the Company and Buyer, including the right of the Company, in certain circumstances, to terminate the Merger Agreement and accept a Superior Company Proposal. The Company will be required to pay Buyer a termination fee in cash equal to $10,320,000 if the Merger Agreement is terminated (a) by Buyer because the Company Board changed its recommendation, (b) by the Company to enter into a definitive agreement with respect to a Superior Company Proposal, or (c) (1) (A) by either the Company or Buyer because the Effective Time has not occurred by June 30, 2026 (as such date may be extended by the mutual written consent of the parties to the Merger Agreement, the “Outside Date”) or if the Company fails to obtain the Company Stockholder Approval, or (B) by Buyer, if there has been a breach by the Company of its representations, warranties or covenants, such that certain conditions could not be satisfied as of the Closing Date (as defined in the Merger Agreement), and such breach is not cured within the time specified in the Merger Agreement, (2) a bona fide offer or proposal for an alternative competing transaction was made to the Company Board or publicly made directly to the stockholders of the generally, and in either case has not been unconditionally withdrawn or otherwise abandoned prior to such termination, and (3) within twelve (12) months after such termination, the Company consummates the transactions contemplated by an alternative competing transaction proposal or offer, or enters into a definitive agreement with respect to an alternative competing transaction.

Buyer will be required to pay the Company a termination fee in cash equal to $17,200,000 within two (2) business days following termination if, subject to certain requirements in the Merger Agreement, the Merger Agreement is validly terminated by the Company in the event of (a) a breach by Buyer or Merger Sub of its representations, warranties or covenants, such that certain conditions could not be satisfied as of the Closing Date, and such breach is not cured within the time specified in the Merger Agreement, or (b) Buyer and Merger Sub’s failure to consummate the Merger by the third (3rd) business day following notice of the Company’s willingness and ability to consummate the Merger in light of the satisfaction or waiver of all applicable conditions of the Merger.

The foregoing description of the Merger, the Merger Agreement and the other transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The above description of the Merger Agreement and the Merger Agreement itself have been included to provide investors and securityholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Buyer, Merger Sub or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of the Company solely for the benefit of Buyer and Merger Sub and for purposes of the Merger Agreement. The assertions embodied in those representations and warranties are subject to limitations agreed upon by the contracting parties and are qualified by documents filed with, or furnished to, the SEC by the Company prior to the date of the Merger Agreement as well as information in a confidential disclosure schedule that the Company has delivered to Buyer and Merger Sub in connection with signing the Merger Agreement as of a specific date. The disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Therefore, investors and securityholders should not treat the representations and warranties as categorical statements of fact. Moreover, these representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Merger Agreement and may be subject to standards of materiality that are different from what may be material to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. The representations and warranties were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and information concerning the subject matter of representations and warranties may change after such dates, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors and securityholders should read the representations and warranties in the Merger Agreement when filed not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports and statements it files with the SEC.

Item 8.01	Other Events.

On November 3, 2025, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, November 3, 2025, by and among Denny’s Corporation, a Delaware corporation, Sparkle Topco Corp., a Delaware corporation, and Sparkle Acquisition Corp., a Delaware corporation and indirect, wholly owned subsidiary of Buyer.*+

99.1	Press Release, dated November 3, 2025.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.
+	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements, including statements regarding the proposed transaction. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of the Company and the expected timing of the proposed transaction and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the proposed transaction; uncertainties as to how many of the Company’s stockholders will vote in favor of the proposed transaction including the possibility that the Company’s stockholders may not approve the proposed transaction; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the risk that, prior to the completion of the transaction, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction on the market price of Company Shares and/or on the Company’s business, financial condition, results of operations and financial performance; and the ability of the Company to retain and hire key personnel; and the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the Company’s statements and reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC and other written statements made by the Company from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and the Company undertakes no obligation to revise or update it.

Additional Information Regarding the Proposed Transaction and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction and with the solicitation of proxies for the special meeting of stockholders, the Company will file with the SEC the Proxy Statement, and the Company may file other relevant materials with the SEC. INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND DOCUMENTS INCORPORATED THEREIN, FILED OR THAT WILL BE FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive Proxy Statement will be sent to the Company’s stockholders. Investors and securityholders will be able to obtain the Proxy Statement free of charge from the SEC’s website or from the Company. The documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at the Investor Relations section of https://investor.dennys.com/overview/default.aspx or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them from Investor Relations by email at ir@dennys.com, or by telephone at 877.784.7167. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2024, which was filed with the SEC on February 24, 2025, its definitive proxy statement dated April 3, 2025, for its 2025 Annual Meeting of Stockholders and in other filings with the SEC, including any statements of beneficial ownership on Form 3, Form 4 or Form 5. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENNY’S CORPORATION

Date: November 4, 2025	By:	/s/ Kelli F. Valade
	Name:	Kelli F. Valade
	Title:	Chief Executive Officer